Exhibit 99.1

Contacts:
Patriot Bank, N.A.	Robert Russell	Michael Carrazza
900 Bedford Street	President and CEO	Chairman
Stamford, CT 06901	203-252-5954	203-251-8230
www.BankPatriot.com

Patriot Bank Expresses Condolences for the

Passing of Director Raymond B. Smyth

STAMFORD, Conn., September 24, 2021 (GLOBE NEWSWIRE) -- Patriot National Bancorp, Inc. (“Patriot,” “Bancorp” or the “Company”) (NASDAQ: PNBK), the parent company of Patriot Bank, N.A. (the “Bank”), today announced the passing of Raymond B. Smyth on September 22, 2021 who had been battling a severe illness. Mr. Smyth had proudly served as a longstanding Director of Patriot Bank since 2008.

Ray was a well-known and lifelong resident of Stamford where he grew up on the South End with his family.  He is a retired partner from the local accounting firm Masotti & Masotti where he worked for nearly 40 years.  He was actively involved in the Stamford community as former President and Treasurer of the Kiwanis Club, volunteer positions with both the American Little League and Youth Basketball, a member of the Knights of Columbus for over 25 years, and Board Member at Trinity Catholic High School.

Patriot’s fellow directors and its entire staff express deepest condolences to his family and honor Ray for his invaluable contribution to Patriot and the community.